Sub-Item 77I, 77Q1(a) and 77Q1(d)

BNY Mellon Funds Trust

(the "Registrant")

BNY Mellon Income Stock Fund

 (the "Fund")

At a meeting held on March 6-7, 2017, the Board of Trustees of the Registrant approved the creation of Class T shares, a description of which appears in the documents incorporated by reference below:

1.      The disclosure in the Fund's Class T Prospectus and the disclosure in the Fund's Statement of Additional Information are incorporated by reference to Post-Effective Amendment No. 64 to the Registrant's Registration Statement on Form N-1A, filed on March 24, 2017, effective as of March 31, 2017 ("Amendment No. 64").

2.      The disclosure in the Supplement to the Fund's Class T Prospectus dated March 31, 2017 filed on March 31, 2017 pursuant to Rule 497(e) under the Securities Act of 1933, as amended.

3.      The Registrant's Certificate of Amendment, incorporated by reference to Exhibit (a)(9) of Amendment No. 64.

4.      The Registrant's Amended and Restated Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Amendment No. 64.

Sub-Item 77I & 77Q1(d)

Terms of new or amended securities

BNY MELLON FUNDS TRUST

 (the "Registrant")

BNY Mellon Income Stock Fund

 (the "Fund")

Effective April 10, 2017, the Board of Trustees of the Registrant, on behalf of the Fund, approved the following proposals as to the Fund:

•         A proposal for certain front-end sales charge reductions on Class A shares of the Fund purchased through an omnibus account maintained with Merrill Lynch;

•         A proposal for certain front-end sales charge waivers on Class A shares of the Fund purchased through an omnibus account maintained with Merrill Lynch; and

•         A proposal for certain contingent deferred sales charge waivers on Class A and Class C shares of the Fund purchased through an omnibus account maintained with Merrill Lynch.

These changes, with respect to the Fund, were reflected in a Supplement to the Fund's Prospectus, filed with the Securities and Exchange Commission (the "SEC") on April 6, 2017 pursuant to Rule 497(e) under the Securities Act of 1933, as amended.

A revised Rule 18f-3 Plan was filed with the SEC on March 24, 2017 as Exhibit (n) to Post-Effective Amendment No. 64 to the Registrant's Registration Statement and is incorporated herein by reference.